                                                                  EXHIBIT 16.5


                                 BDO SEIDMAN LLP



May 24, 2001


Securities and Exchange Commission
450 - Fifth Street, N.W.
Washington, D.C. 20549

         Re:    TeleServices Internet Group Inc.
                  File No. 33-11059-A

Dear Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8K for the event that occurred on May 22, 2001 to be filed by our former client, TeleServices Internet Group Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,


/s/ BDO Seidman LLP
---------------------------

   BDO Seidman LLP